UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                  July 10, 2007
                Date of Report (Date of earliest event reported)

                                  iPARTY CORP.
             (Exact name of registrant as specified in its charter)

           Delaware                 000-25507                76-0547750
 (State or other jurisdiction      (Commission             (IRS Employer
       of incorporation)           File Number)          Identification No.)

  270 Bridge Street, Suite 301, Dedham, Massachusetts      02026
        (Address of principal executive offices)         (Zip Code)

                                 (781) 329-3952
              (Registrant's telephone number, including area code)

              ----------------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02.   Departure of Directors or Certain Officers; Election of Directors;
             Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 13, 2007, iParty Corp. (the "Company") received a letter of resignation effective immediately from Christina W. Vest, the Company's Series D Director.

Ms. Vest resigned in connection with the closing on July 13, 2007 of a private sale transaction pursuant to which HMTF Holdings, the sole holder of the Company's Series D convertible preferred stock, sold all of its Series D shares to Robert H. Lessin Venture Capital LLC, an affiliate of Robert H. Lessin. The Company's Series D convertible preferred stock is entitled to vote alone for the election of a Series D Director.

Mr. Lessin has informed the Company that as the new beneficial holder of all of the outstanding shares of Series D convertible preferred stock he does not intend to exercise his right to designate a new Series D Director at this time, but will continue to avail himself from time to time of the Board's invitation to participate in its meetings as a non-voting observer.

Ms. Vest's resignation was not as a result of or because of a disagreement with the Company or other circumstance requiring additional disclosure under paragraph (a) of Item 5.02 of Form 8-K.

Ms. Vest did not serve on any committee of the Board of Directors at the time of her resignation and was not deemed one of the Company's "independent" directors under applicable independence standards of the SEC or American Stock Exchange.

Pursuant to the terms of the Company's Rights Agreement dated as of November 9, 2001, as amended September 15, 2006 (the "Rights Agreement"), the Company's Board of Directors approved the private sale transaction by and between Robert
H. Lessin Venture Capital LLC and HMTF Holdings involving all the outstanding shares of the Company's Series D convertible preferred stock such and so that neither Robert H. Lessin Venture Capital LLC nor Robert H. Lessin would be, become, be deemed or considered to be, or be treated as an "Acquiring Person" under the Rights Agreement in connection with such transaction.


Item 8.01.   Other Events.

The information included above under Item 5.02 in connection with the private sale transaction by and between Robert H. Lessin Venture Capital LLC and HMTF Holdings involving the sale and purchase of all of the Company's outstanding shares of Series D convertible preferred stock and the action of the Board of Directors in approving such transaction under the provisions of the Company's Rights Agreement is hereby incorporated by reference into this Item 8.01.



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         iPARTY CORP.

                                         By:          /s/ SAL PERISANO
                                                  ---------------------------
                                                          Sal Perisano
                                                   Chairman of the Board and
                                                    Chief Executive Officer

Dated: July 13, 2007